As filed with the Securities and Exchange Commission on May 16, 2014

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

23-1274455

(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501

                         (Address of Principal Executive Offices)                   (Zip Code)

Air Products and Chemicals, Inc. Long-Term Incentive Plan

(Full Title of the Plan)

Mary T. Afflerbach, Corporate Secretary and Chief Governance Officer

Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501

(Name and Address of Agent for Service)

610-481-4911

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Titles of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1	282,176	$118.81	$33,525,330.56	$4,318.07(1)
Options Granted 12/02/13	778,928	$107.69	$83,882,756.32	$10,804.10(2)
Total	1,061,104		$117,408,086.88	$15,122.17

(1)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Common Stock on 9 May 2014 (i.e., $118.81 per share).
(2)	The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

EXPLANATORY NOTE

Air Products and Chemicals, Inc. (the “Registrant”), has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,061,104 additional shares of common stock of the Registrant, for distribution pursuant to the Air Products and Chemicals, Inc. Long-Term Incentive Plan (the “Plan”)

These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 333-103809 filed with the Securities and Exchange Commission (the “SEC”) on 14 March 2003, (the “Initial Registration”) relating to the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended 30 September 2013, filed on 26 November 2013;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended 31 December 2013, filed on 29 January 2014 and for the quarter ended 31 March 2014, filed on 24 April 2014; and

(c)	The Registrant’s Current Reports on Form 8-K filed on 17 October 2013, 29 October 2013, 22 November 2013, 8 January 2014, 15 January 2014, 27 January 2014, 28 January 2014 and 23 April 2014.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective date amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 8.	Exhibits

23.	Consent of Independent Registered Public Accounting Firm

24.	Power of Attorney.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Trexlertown, Commonwealth of Pennsylvania, on this 16th day of May 2014.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach*
Corporate Secretary and Chief Governance Officer

*	Mary T. Afflerbach, Corporate Secretary and Chief Governance Officer, by signing her name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John E. McGlade John E. McGlade	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	16 May 2014

/s/ M. Scott Crocco M. Scott Crocco	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	16 May 2014

* Susan K. Carter	Director	16 May 2014

* William L. Davis, III	Director	16 May 2014

* Chadwick C. Deaton	Director	16 May 2014

* W. Douglas Ford	Director	16 May 2014

* Seifi Ghasemi	Director	16 May 2014

* Evert Henkes	Director	16 May 2014

* David Hing-Yuen Ho	Director	16 May 2014

* Margaret G. McGlynn	Director	16 May 2014

* Edward L. Monser	Director	16 May 2014

Signature	Title	Date

* Matthew H. Paull	Director	16 May 2014

* Lawrence S. Smith	Director	16 May 2014

EXHIBIT INDEX

Exhibit		Page

23.	Consent of Independent Registered Public Accounting Firm	6

24.	Power of Attorney	7

No opinion of counsel is being filed because the Common Stock to be distributed in connection with the Plan will consist exclusively of previously issued shares that are presently held by the registrant as treasury shares and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Plan covered by the registration statement is not subject to the requirements of ERISA.